PROSPECTUS SUPPLEMENT                   TO THE PROSPECTUS DATED DECEMBER 1, 2004

                                   $33,000,000

        Floating Rate Structured Repackaged Asset-Backed Trust Securities
                     (STRATS(SM)) Certificates, Series 2006-1

          STRATS(SM) Trust For Procter & Gamble Securities, Series 2006-1
                                 Issuing Entity

                     Synthetic Fixed-Income Securities, Inc.
                              Depositor and Sponsor
                            -------------------------
You should review the information in "Risk Factors" on page S-10 of this Prospectus Supplement and on page 5 in the Prospectus.

The Certificates represent interests in the issuing entity only and do not represent an interest in or obligation of the underwriters, the trustee, the swap counterparty, the depositor and sponsor or any of their affiliates.

This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.
                                 ---------------
THE ISSUING ENTITY
o is a common law trust formed by a trust agreement between the depositor and The Bank of New York, as trustee.
o will issue only the Certificates which are offered by this Prospectus Supplement.

THE CERTIFICATES

o represent an undivided beneficial interest in the assets of the trust which consist of $33,000,000 5.80% Notes due 2034 issued by The Procter and Gamble Company and the rights of the trust under the Swap Agreement as described in this Prospectus Supplement.

o are entitled to monthly interest payments on the fifteenth day of each calendar month, commencing in March, 2006, to the extent payments are received under the Swap Agreement, at an interest rate that will adjust monthly based on the weekly average of the three-month Treasury bill rates for the applicable accrual period plus 0.70% per annum, calculated as described in this Prospectus Supplement, but subject to a maximum interest rate of 7.50% per annum. Termination of the Swap Agreement may negatively affect your return on your investment in the Certificates.

o are entitled to a pro rata share of principal payments made on the underlying securities. A single principal payment is due on the underlying securities on their due date, but they are subject to earlier payment as described in this Prospectus Supplement.

o may be subject to early redemption if the underlying securities issuer ceases or fails to file periodic reports under the Securities Exchange Act of 1934, as described in this Prospectus Supplement. Such an event could negatively affect your return on your investment in the Certificates.

o     currently have no trading market.

o are not insured or guaranteed by any governmental agency or by any other person or entity.


                                                     Proceeds to
                                    Underwriting        Issuer
                  Price to Public     Discount    (before expenses)
 ---------------  ----------------  ------------  -----------------
 Per Certificate        $25           $0.7875         $24.2125
      Total         $33,000,000      $1,039,500     $31,960,500

The Depositor intends to apply to list the Certificates on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Certificates or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

                         -------------------------------

Wachovia Securities                                        RBC Dain Rauscher Inc


       The date of this Prospectus Supplement is February 23, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your series of certificates.

For complete information about the offered certificates, read both this Prospectus Supplement and the Prospectus. This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered certificates.

The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, with respect to your series of certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement. The registration statement and such exhibits can be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus. Neither the Depositor nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

For 90 days following the date of this Prospectus Supplement, all dealers selling the offered certificates will deliver a Prospectus Supplement and Prospectus. This is in addition to any dealer's obligation to deliver a Prospectus Supplement and Prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the offered certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the offered certificates. For a description of these activities, see "Method of Distribution" in this Prospectus Supplement.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                              PROSPECTUS SUPPLEMENT

Summary....................................................................S-1
Risk Factors..............................................................S-10
Formation of the Issuing Entity...........................................S-14
Use of Proceeds...........................................................S-14
The Underlying Issuer.....................................................S-15
Description of the Underlying Securities..................................S-15
The Depositor.............................................................S-16
Description of the Swap Agreement.........................................S-17
Description of the Certificates...........................................S-24
Description of the Trust Agreement........................................S-29
Material Federal Income Tax Consequences..................................S-31
ERISA Considerations......................................................S-39
Method of Distribution....................................................S-41
Ratings...................................................................S-42
Legal Opinions............................................................S-43
Index of Defined Terms....................................................S-44
Appendix A  Description of the Underlying Securities.......................A-1



                                   PROSPECTUS

Where You Can Find More Information..........................................3
Incorporation of Certain Documents by Reference..............................4
Reports to Certificateholders................................................4
Important Currency Information...............................................4
Risk Factors.................................................................5
The Depositor................................................................7
Use of Proceeds..............................................................7
Formation of the Trust.......................................................8
Maturity and Yield Considerations............................................9
Description of the Certificates.............................................11
Description of Deposited Assets and Credit Support..........................26
Description of the Trust Agreement..........................................41
Limitations on Issuance of Bearer Certificates..............................52
Currency Risks..............................................................53
Material Federal Income Tax Consequences....................................55
Plan of Distribution........................................................66
Legal Opinions..............................................................68

                                     SUMMARY

            This summary highlights the principal economic terms of the Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full. Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated in the "Index of Defined Terms."

Depositor........................   Synthetic Fixed-Income Securities, Inc., a
                                    wholly-owned subsidiary of Wachovia
                                    Corporation. The depositor is also the
                                    "sponsor" with respect to the Certificates for purposes of Rule 1101(1) under the Securities Act and references to the "depositor" herein also include the depositor in its capacity as sponsor.

Trustee..........................   The Bank of New York.

Issuing Entity...................   The Depositor and the Trustee will form the
                                    STRATS(SM) Trust For Procter & Gamble
                                    Securities, Series 2006-1 (the "Trust")
                                    pursuant to a trust agreement dated as of February 28, 2006, as supplemented by the STRATS(SM) Certificates series supplement
                                    2006-1, dated as of February 28, 2006.

Certificates.....................   $33,000,000 Floating Rate STRATS(SM)
                                    Certificates, Series 2006-1 (the
                                    "Certificates").

                                    The Certificates will be issued by the terms of the trust agreement.

Distribution Dates...............   Monthly on the 15th calendar day of each
                                    month, commencing on March 15, 2006, or if such date is not a business day, the next succeeding business day, until the date on which the Certificates have been retired. If a Swap Agreement Termination Event occurs that is not also a trust termination event, distribution dates will thereafter occur semi-annually on each February 15 and August
                                    15 (or the next succeeding business day), until the Certificates have been retired.

Final Scheduled Distribution Date   August 15, 2034.

Interest Rate....................   Interest on the Certificates will be payable
                                    on each distribution date. The interest rate on the Certificates will be a floating rate that will adjust each week. The interest rate for each distribution date will be equal to the three-month Treasury
                                    Bill Average plus 0.70% per annum, as
                                    calculated as described in this Prospectus
                                    Supplement for the related Interest Period, except that:

                                    o  the Certificates will be subject to a
                                       maximum interest rate of 7.50%, meaning
                                       that for any distribution date for which thethree-month Treasury Bill Average plus plus 0.70% is greater than 7.50%, the rat rate on the Certificates will equal 7.50% per annum.

                                    Interest on the Certificates will be
                                    calculated on an "actual/actual" basis,
                                    meaning that the rate determined in the
                                    above manner for any distribution date will be based on a the actual number of days in each Interest Period and the actual number of days in the related year. See "Description of the Swap Agreement--Payments Under the Swap Agreement" herein.

                                    The above manner of calculating interest will apply so long as the Swap Agreement is in effect. If a Swap Agreement Termination Event occurs that is not also a termination event for the Trust, the interest rate on the Certificates will thereafter be based on the fixed rate of interest on the Underlying Securities.

Interest Period..................   The "Interest Period" will be, with respect
                                    to the first distribution date, the period from and including the original issue date of the Certificates to, but excluding, March
                                    15, 2006, and thereafter, so long as the Swap Agreement is in effect, the period from and including the 15th day of the preceding calendar month to, but excluding, the 15th day of the current calendar month.

Payment of Principal.............   You  will  have  the  right  to   receive  a
                                    payment  equal to the  principal  amount  of
                                    your  Certificates  ($25 per Certificate) on
                                    August 15, 2034,  the  maturity  date of the
                                    Underlying     Securities.     As    further
                                    described  in  this  Prospectus  Supplement,
                                    the Underlying  Securities could be redeemed
                                    or the Trust could be required to  liquidate
                                    the  Underlying  Securities  prior  to their
                                    maturity   date,  in  which  case  the  Swap
                                    Agreement would terminate, either in whole or proportionately, and the amount received by the Trust would first be used to pay any amounts due to the Swap Counterparty under the Swap Agreement and any remainder would be distributed as the final payment on the Certificates. See "Risk Factors" and
                                    "Description of the Certificates--
                                    Distributions" herein.

Record Date......................   The business day immediately preceding each
                                    distribution date.

Closing Date.....................   February 28, 2006, or such other date on
                                    which the Certificates are issued.

Denominations....................   The Certificates will be available for
                                    purchase in minimum denominations of $25.
                                    The denomination of each Certificate will also represent its initial principal balance.

Book-entry Registration..........   As a Certificateholder, you will not receive
                                    Certificates in physical form. Instead, your Certificates will be in book-entry form and registered in the name of Cede & Co., as the nominee of The Depository Trust Company. See
                                    "Description of the Certificates--Book-entry
                                    Certificates" herein.

Ratings..........................   It is a condition to the issuance of the
                                    Certificates that the Certificates are rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                                    ("S&P") at least as highly as the Underlying
                                    Securities. As of the date of this
                                    Prospectus Supplement, the Underlying
                                    Securities are rated "AA-" by S&P. A
                                    security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, securities held by a trust, if applicable, or the corresponding effect on the yield to investors. The rating addresses the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and is based primarily on the credit quality of the Underlying
                                    Securities. The rating does not, however, address the likelihood of the Underlying
                                    Issuer failing to report under the Exchange
                                    Act. Any downgrade by S&P of its rating
                                    of the Underlying Securities would result in a downgrade of its rating of the Certificates. See "Ratings" herein.

Underlying Issuer................   The Procter & Gamble Company. See "The
                                    Underlying Issuer" herein.

Underlying Securities............   $33,000,000 of 5.80% Notes due 2034 issued
                                    by the Underlying Issuer. Potential
                                    Certificateholders should obtain and
                                    evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the Underlying Issuer.
                                    See "Risk Factors" and "Description of the
                                    Underlying Securities" herein. The
                                    Underlying Issuer is subject to the
                                    informational reporting requirements of the
                                    Securities Exchange Act of 1934 and, in
                                    accordance therewith, files reports and
                                    other information (including financial
                                    information) with the Securities and
                                    Exchange Commission under The Procter &
                                    Gamble Company's Exchange Act File Number,
                                    001-00434.

                                    See "Appendix A-Description of the
                                    Underlying Securities" herein.

Underlying Securities Payment
  Dates..........................   February 15 and August 15.

Underlying Securities Interest
  Rate...........................   5.80% per annum.


Optional Redemption of              The Underlying Issuer will have the right to
  Underlying Securities..........   redeem the Underlying Securities; in whole
                                    or in part, at any time, at a redemption price equal to the greater of:

                                       --  100% of the principal amount of the
                                           Underlying Securities to be redeemed,
                                           plus accrued interest on the
                                           Underlying Securities to be redeemed
                                           to the date on which the Underlying
                                           Securities are to be redeemed, or

                                       --  the sum of the present values of the
                                           remaining scheduled payments of
                                           principal and interest on the
                                           Underlying Securities to be redeemed,
                                           not including any portion of these
                                           payments of interest accrued as of
                                           the date on which the Underlying
                                           Securities are
                                           to be redeemed,discounted to the date
                                           on which the Underlying Securities
                                           are to be redeemed on a semi-annual
                                           basis (assuming a 360-day year
                                           consisting of twelve 30-day months)
                                           at the adjusted treasury rate (as
                                           defined in Appendix A), plus 10 basis
                                           points, plus accrued and unpaid
                                           interest on the Underlying Securities
                                           to be redeemed to the date on which
                                           the Underlying Securities are to be
                                           redeemed.

                                    See "Appendix A--Description of the
                                    Underlying Securities" herein. Any
                                    redemption of the Underlying Securities will result in an early principal payment on the Certificates but only after any early termination payment due to the Swap Counterparty has been made.

Swap Agreement...................   On or before the closing date, the Trust
                                    will enter into an ISDA Master Agreement
                                    (including the Schedule thereto, the "Master
                                    Agreement") and a confirmation thereunder
                                    (together with the Master Agreement, the "Swap Agreement"), pursuant to which the Trust will exchange interest payments payable to the Trustee on the Underlying
                                    Securities for payments from the Swap
                                    Counterparty of the interest that will be passed through to the holders of the Certificates. See "Description of the Swap
                                    Agreement" herein.

Swap Counterparty................   Wachovia Bank, National Association will
                                    serve as swap counterparty (the "Swap
                                    Counterparty").

Swap Payments by the Trust.......   Provided no Swap Agreement Termination Event
                                    shall have occurred, an amount equal to all interest payments payable to the Trustee on the Underlying Securities will be paid by the Trustee to the Swap Counterparty on each underlying securities payment date. See
                                    "Description of the Swap Agreement--Payments under the Swap Agreement" herein.

Swap Payments by the
  Swap Counterparty..............   Provided no Swap Agreement Termination Event
                                    shall have occurred, on each distribution date, an amount equal to the applicable interest payment due on the Certificates will be paid by the Swap Counterparty to the Trustee which will distribute such amount to Certificateholders. Such payments from the Swap Counterparty will be passed through to the Certificateholders. See "Description of the Swap Agreement--Payments under the Swap Agreement" herein.

Early Termination of
  the Swap Agreement.............   The Swap Agreement may terminate following
                                    the occurrence of various Swap Agreement
                                    Termination Events, which are more
                                    particularly described herein under
                                    "Description of the Swap Agreement--Events of Default and Termination Events" herein.

                                    In the event the Swap Agreement is
                                    terminated following a Swap Agreement
                                    Termination Event, the obligations of the Swap Counterparty and the Trust under the Swap Agreement will terminate. On each distribution date following any Swap Agreement Termination Event that is not a Trust Termination Event, the holders of the Certificates will receive a pro rata share of any interest payments received by the Trust in respect of the Underlying Securities, which will cause the yield on the Certificates to be based on the fixed interest rate of the Underlying Securities, instead of the variable interest payment payable under the Swap Agreement. In addition, following a Swap Agreement Termination Event, an early termination payment may be payable from the Trust to the Swap Counterparty or from the Swap Counterparty to the Trust, in accordance with the terms of the Swap Agreement. Any such early termination payment that is owed to the Swap Counterparty will be paid to the Swap Counterparty out of proceeds from the liquidation by the Trust of the Underlying Securities (unless redemption or other current distributions on the Underlying Securities are sufficient to make the payment) prior to any distributions to the Certificateholders and will reduce amounts available for distribution to the Certificateholders. See "Description of the Swap Agreement--Events of Default and Termination Events" and "--Payments Upon Early Termination" herein.

                                    In the event the Underlying Securities are redeemed or liquidated and the Swap Agreement is then in effect, an early termination payment will be payable under the Swap Agreement. Any such early termination payment under the Swap Agreement that is payable by the Trust to the Swap Counterparty will be deducted from the redemption or liquidation proceeds payable to the Certificateholders. If any early termination payment under the Swap Agreement is payable by the Swap Counterparty to the Trust, the amount of such payment will be added to the proceeds payable to the Certificateholders. See "Description of the Swap Agreement--Events of Default and Termination Events" and "--Payments Upon Early Termination" herein.

Action Upon Underlying Issuer
  Failing to Report Under the
  Exchange Act...................   In the event that the Underlying Issuer
                                    either (i) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (ii) fails to file its required periodic reports for any applicable reporting period (each, an "SEC Reporting
                                    Failure"), the Trustee, after consultation with the Depositor, may be required to liquidate the Underlying Securities, or to distribute to any duly electing
                                    Certificateholder its proportionate share of the Underlying Securities themselves
                                    (subject to the requirement that the
                                    Underlying Securities be distributed in
                                    authorized denominations). Any such
                                    liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation, after making any early termination payment due to the Swap
                                    Counterparty. Any such "in-kind"
                                    distribution of the Underlying Securities will also be made after giving effect to each electing Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty, and will also constitute the final distribution to the electing Certificateholder.

                                    In the event an SEC Reporting Failure
                                    occurs, the Trustee will liquidate or
                                    distribute the Underlying Securities only if, as instructed by the Depositor, it is required to do so by the rules of the Securities and Exchange Commission as interpreted by the Commission staff at that time. In that regard, in the event of an SEC Reporting Failure, the Depositor may attempt to effect a termination of the Trust's

                                    Exchange Act reporting obligations if doing so would permit the Trust to continue without a liquidation or distribution of the Underlying Securities. In connection with any such termination, the listing of the Certificates on the NYSE would be discontinued.

Optional Exchange by Depositor...   If the Depositor is a beneficial owner of
                                    Certificates, it will be permitted, under the circumstances set forth in the Trust
                                    Agreement, to tender such Certificates to the Trustee in exchange for Underlying
                                    Securities in an aggregate principal amount equal to the aggregate principal balance of the Certificates tendered. Any such
                                    Certificates will be cancelled by the
                                    Trustee upon completion of the exchange and will no longer be outstanding, and the Underlying Securities transferred to the
                                    Depositor in connection with the exchange will no longer be property of the Trust or otherwise available to make payments on the remaining Certificates. Any Early
                                    Termination Payment payable to the Swap
                                    Counterparty in connection with the exchange will be paid by the Depositor and any Early
                                    Termination Payment payable by the Swap
                                    Counterparty in connection with the exchange will be paid to the Depositor.
                                    Certificateholders will not receive prior notice of any exercise by the Depositor of its exchange right. No other
                                    Certificateholder will have any exchange right.

Trustee Compensation.............   As compensation for its services under the
                                    trust agreement, the Trustee will receive an annual fee equal to $5,000. The trustee fee will be paid by the Depositor.

Material Federal Income Tax
  Consequences...................   In the opinion of Sidley Austin LLP, the
                                    Trust will not be classified as a
                                    corporation or publicly traded partnership taxable as a corporation for federal income tax purposes, and therefore will not be subject to federal income tax. Although the matter is not free from doubt, the parties will treat the Trust as a "grantor trust" for federal income tax purposes. See
                                    "Material Federal Income Tax Consequences" herein.

                                    By acquiring a Certificate, each
                                    Certificateholder elects to integrate its beneficial interest in the Swap Agreement and the Underlying Securities into a beneficial interest in a Synthetic Debt Instrument paying interest at a floating rate equal to the three-month Treasury Bill Average plus 0.70% per annum applicable to each Interest Period for federal income tax purposes. Accordingly, each Certificateholder should be treated as holding directly its proportionate interests in the Synthetic Debt Instrument. For federal income tax purposes, interest from a Synthetic Debt Instrument will have to be recognized before it is received. Because of the monthly distributions, however, any delay between recognition and receipt should be insubstantial. See "Material Federal Income Tax Consequences" herein.

ERISA Considerations.............   An "employee benefit plan" subject to the
                                    Employee Retirement Income Security Act of
                                    1974, as amended, or a "plan" subject to
                                    Section 4975 of the Internal Revenue Code of
                                    1986, as amended, contemplating the purchase of Certificates should consult with its counsel before making such a purchase. The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Certificates will satisfy all of the requirements of the "publicly-offered securities" exception described herein and the possible application of "prohibited transaction exemptions" described herein. See "ERISA
                                    Considerations" herein.

Listing..........................   Application will be made to list the
                                    Certificates on the New York Stock Exchange.
                                    Trading of the Certificates on the New York
                                    Stock Exchange is expected to commence
                                    within a thirty-day period after the initial delivery thereof. It is unlikely that trading of the Certificates on the New York
                                    Stock Exchange will be active. See "Method of Distribution" herein.

                                  RISK FACTORS

You should consider the following factors in deciding whether to purchase the Certificates, together with the additional factors set forth in the Prospectus under "Risk Factors":

1. No investigation of the Underlying Securities or the Underlying Issuer has been made by the Depositor, Underwriters, Swap Counterparty or Trustee in connection with the offering of the Certificates. None of the Depositor, the Underwriters, the Swap Counterparty or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the Underlying Issuer with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer. The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriters, the Swap Counterparty or the Trustee of the financial condition or business prospects of the Underlying Issuer. Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other debt securities issued by the Underlying Issuer. None of the Depositor, the Trustee, the Underwriters, the Swap Counterparty, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the Underlying Issuer filed with the Securities and Exchange Commission or any other comparable U.S. or international or non-U.S. government agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith. See "Description of the Underlying Securities" herein.

2. Investors may suffer losses as a result of any Early Termination Payment. Upon the occurrence of certain events, the Underlying Securities will be retired prior to their maturity date or will be liquidated by the Trust prior to their maturity date. Early retirement of the Underlying Securities can occur as a result of any redemption of the Underlying Securities or as a result of a default by the Underlying Issuer under the indenture for the Underlying Securities followed by an acceleration of the Underlying Securities (as described in "Appendix A-Description of the Underlying Securities" herein). Liquidation of the Underlying Securities by the Trust can also occur as a result of an SEC Reporting Failure by the Underlying Issuer or after a payment default on the Underlying Securities or certain other Swap Agreement Termination Events. After any such early liquidation or redemption of the Underlying Securities, the Certificateholders will not receive any distributions payable to them until after the payment of any early termination payment owed by the Trust to the Swap Counterparty under the Swap Agreement. Unless the proceeds received from the redemption or liquidation of the Underlying Securities are sufficient to pay any such early termination payment related to the Swap Agreement plus the principal balance and accrued interest then due on the Certificates, you will suffer a loss as a result of such liquidation. Whether any early termination payment would be due to the Swap Counterparty under any of the above circumstances is dependent on conditions in the swap market at the time of termination and therefore the likelihood or amount of any such payment cannot be predicted. Since the Trust's assets will be limited to the payments received from the liquidation or redemption of the Underlying Securities, it is anticipated that any early termination payment to the Swap Counterparty would result in a loss to Certificateholders. This loss could be quite substantial in relation to the total value of the Certificates. In the event that any such early termination payment is made to the Swap Counterparty, your distribution will be less than it would be if you had invested directly in the Underlying Securities. See "Description of The Swap Agreement--Events of Default and Termination Events", "--Payments Upon Early Termination" and "Description of the Certificates--Distributions" herein. In addition, conditions in the swap market at the time the economic terms of the Swap Agreement were established will require the Swap Counterparty to make a payment to the Trust in connection with the entering into of the Swap Agreement. This payment by the Swap Counterparty to the Trust will be distributed by the Trust to the Depositor and will not be a part of the Trust property or otherwise available to Certificateholders. Because of this upfront payment, the amount of any early termination payment that may be due to the Swap Counterparty may be larger than would have been the case if no such upfront payment had been required, and this will be particularly the case the sooner that any such early termination might occur.

3. If the Swap Agreement is terminated as a result of a Swap Agreement Termination Event which is not a Trust Termination Event, then the yield on the Certificates will be converted from the floating three-month Treasury Bill-based rate to a rate based on the interest rate on the Underlying Securities and distributions to Certificateholders will be made semi-annually instead of monthly. The ability of the Trust to make the monthly three-month Treasury Bill-based floating rate interest distributions on the Certificates will be dependent on the performance by the Swap Counterparty of its payment obligations under the Swap Agreement. If the Swap Agreement were to be terminated as a result of a Swap Agreement Termination Event that is not also a Trust Termination Event, then (i) the Trust will remain in existence without any rights or obligations under the Swap Agreement and (ii) the Certificateholders will receive a pro rata share of the fixed rate interest payments received by the Trust in respect of the Underlying Securities on a semi-annual basis instead of a pro rata share of the three-month Treasury Bill-based floating rate payments under the Swap Agreement received by the Trust on a monthly basis. See "Description of the Swap Agreement--Payments Under the Swap Agreement" herein.

4. The business activities of the Swap Counterparty and Wachovia Securities and their affiliates may create conflicts of interest between you and the Swap Counterparty and Wachovia Securities and their affiliates. Wachovia Securities and Wachovia Bank, National Association, and certain of their affiliates are acting in a number of capacities in connection with the transaction described herein. Wachovia Securities and Wachovia Bank, National Association and their affiliates acting in such capacities in connection with such transactions will have only the duties and responsibilities expressly agreed to by such entity in the relevant capacity and will not, by virtue of its or any of its affiliates' acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity.

5. The Swap Agreement will alter the amounts and timing of some of the distributions on the Underlying Securities, such that distributions on the Certificates will be different from what you would be entitled to had you held the Underlying Securities directly. The Swap Agreement will not provide coverage against losses as a result of failure to receive payments on the Underlying Securities, and no assurance can be given that the Trustee will receive either the payments due to be received on the Underlying Securities or the payments due to be received under the Swap Agreement, in each case when due. If the Underlying Securities default, the Swap Counterparty will no longer be obligated to make payments under the Swap Agreement, and the Swap Agreement will terminate. Upon Swap Agreement Termination Events, as described more fully in "The Swap Agreement--Events of Default and Termination Events," an early termination payment determined in accordance with the Swap Agreement may be payable by the Trust to the Swap Counterparty or by the Swap Counterparty to the Trust. Any early termination payments payable by the Trust will be limited to the assets of the Trust. Certificateholders will not be liable to the Swap Counterparty for early termination payments to the extent, if any, that the amount of any such payments exceeds the assets of the Trust, but could suffer a loss on the Certificates due to the Trust's obligation to make such a payment. If the Swap Agreement is terminated early in connection with a Trust Termination Event, the Underlying Securities will be liquidated and the amount received by the Trust would first be used to pay any amounts due to the Swap Counterparty under the Swap Agreement and any remainder would be distributed as the final payment on the Certificates, which could adversely affect your yield or result in a loss. See "Description of the Swap Agreement--Events of Default and Termination Events" and "--Payments Under the Swap Agreement" herein. In addition, since the Certificates will bear interest for so long as no Swap Agreement Termination Event occurs at the specified rate linked to the three-month Treasury Bill Average, distributions of the interest on the Certificates will depend on the yields on the three-month Treasury Bill Average over time. Depending on the prevailing level of yields on the three-month Treasury Bill Average, and particularly if the Certificates are outstanding over a period during which general interest rate levels are relatively stable or remain at levels that are low by historical standards, Certificateholders may receive lesser amounts of interest than they would otherwise have received had they held the Underlying Securities.

6. The Underlying Securities, together with the Swap Counterparty, are the only payment sources for the Certificates. The payments made by the Underlying Issuer on the Underlying Securities, and the payments made by the Swap Counterparty under the Swap Agreement are the only sources of payment for your Certificates. The Underlying Securities are unsecured obligations of the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions. If the Underlying Issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Certificates. In the event of nonpayment on the Underlying Securities by the Underlying Issuer, the Swap Agreement will terminate and you will bear the risk of such nonpayment. See "Description of the Certificates--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

7. A failure by the Underlying Issuer to file reports with the SEC could cause early termination of the Trust. Should the Underlying Issuer cease to report under the

      Securities Exchange Act of 1934, the Trustee may be required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the Underlying Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation, after making any termination payment due to the Swap Counterparty. Any such "in-kind" distribution of the Underlying Securities will also be made after giving effect to each electing Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty. In any event, there can be no assurance that at the time of any such liquidation or distribution, the market price of the Underlying Securities will equal the principal amount of the Certificates plus any amounts due to the Swap Counterparty. As a result, you may suffer a loss upon any such occurrence. See "Description of the Certificates--Action Upon Underlying Issuer Failing to Report Under the Exchange Act" herein.

8. A downgrade of the Underlying Securities would reduce the value of the Certificates. At the time of issuance, the Certificates will have the rating assigned by S&P equivalent to the rating of the Underlying Securities. It is expected that S&P's ratings of the Certificates will change if the ratings of the Underlying Securities change. The rating issued for the Certificates is not a recommendation to purchase, sell or hold Certificates. The rating does not comment on the market price of the Certificates or their suitability for a particular investor. In addition, the rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act. There can be no assurance that the rating assigned to the Certificates will remain for any given period of time or that the rating will not be revised or withdrawn entirely by S&P if, in its judgment, circumstances, including, without limitation, the rating of the Underlying Securities, so warrant. A downward revision or withdrawal of the rating assigned to the Certificates is likely to have an adverse effect on the market price of the Certificates. Moody's Investors Service, Inc. ("Moody's") has also assigned a rating to the Underlying Securities but has not been asked to rate the Certificates. Nonetheless, if Moody's downgrades the Underlying Securities, that action could also have an adverse effect on the market price of the Certificates even in the absence of a direct rating by Moody's of the Certificates.

See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                         FORMATION OF THE ISSUING ENTITY

            STRATS(SM) Trust For Procter & Gamble Securities, Series 2006-1 (the "Trust") will be a New York common law trust, formed pursuant to a trust agreement, dated February 28, 2006 and including the related series supplement (collectively, the "Trust Agreement") dated February 28, 2006 (the "Closing Date") between Synthetic Fixed-Income Securities, Inc. (the "Depositor") and The Bank of New York, as trustee (the "Trustee"). At the time of the execution and delivery of the Trust Agreement, the Depositor will cause $33,000,000 of The Procter & Gamble Company 5.80% Notes due 2034 (the "Underlying Securities") to be purchased by the Trust. The Trustee, on behalf of the Trust, will purchase such Underlying Securities and will deliver the Certificates of the Trust in accordance with the instructions of the Depositor. The property of the Trust will consist solely of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The Trustee will hold the Underlying Securities for the benefit of the holders of the Certificates (the "Certificateholders") and the Swap Counterparty.

            The Underlying Securities will be purchased by Wachovia Securities or the Depositor in the secondary market (and not from the Underlying Issuer). If Wachovia has purchased the Underlying Securities it will sell them to the Depositor. In either event, the Depositor will sell the Underlying Securities to the Trust. The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia Securities or the Trust.

            The fiscal year end for the Trust will be December 31, commencing with December 31, 2006.

            Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a "business trust." Several steps have been taken to minimize the risk of a Trust bankruptcy. The transfer of the Underlying Securities has been structured so that the Trust will be the sole owner of the Underlying Securities free and clear of any lien other than the rights of the Swap Counterparty under the Swap Agreement. In addition, the permissible activities of the Trust are limited to issuing the Certificates, entering into and performing its obligations under the Swap Agreement and the other related activities permitted under the Trust Agreement, the material terms of which are described in this Prospectus Supplement and the Prospectus under "Description of the Certificates" and "Description of the Trust Agreement."

                                 USE OF PROCEEDS

            The net proceeds to be received by the Trust from the sale of the Certificates, together with the related payment by the Swap Counterparty in connection with its entering into the Swap Agreement, will be used to purchase the Underlying Securities.

                              THE UNDERLYING ISSUER

            This Prospectus Supplement does not provide information with respect to the Underlying Issuer. No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer in connection with the issuance of the Certificates. None of Wachovia Securities, the Swap Counterparty or the Depositor is an affiliate of the Underlying Issuer.

            The Underlying Issuer is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Underlying Issuer's Exchange Act File Number, 001-00434. The Commission maintains a database, known as "EDGAR" that can be accessed through the Commission's web site at http://www.sec.gov as well as through certain privately run internet services. The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information filed by the Underlying Issuer with the Commission pursuant to the informational requirements of the Exchange Act may be accessed on the EDGAR database. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of the Underlying Issuer's securities are listed.

            The information contained in this Prospectus Supplement under the headings "The Underlying Issuer," "Description of the Underlying Securities" and "Appendix A--Description of the Underlying Securities" is qualified in its entirety by, and should be read in conjunction with (i) the prospectus, dated May 5, 2004, and the prospectus supplement, dated August 3, 2004, each filed on August 5, 2004 (the "Underlying Securities Prospectus"), and (ii) the Underlying Securities Registration Statement (as defined below) of which such Underlying Securities Prospectus is a part.

            All of the information contained in this Prospectus Supplement relating to the Underlying Securities has been derived from the Underlying Securities Prospectus and Underlying Securities Registration Statement. None of the Trustee, the Underwriters, the Swap Counterparty or the Depositor has participated in the preparation of the Underlying Securities Prospectus or the Underlying Securities Registration Statement, or made any due diligence inquiry with respect to the information provided in such documents and no representation is made by the Trustee, the Underwriters, the Swap Counterparty or the Depositor as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus or the Underlying Securities Registration Statement. Events affecting the Underlying Securities or the Underlying Issuer may have occurred and may have not yet been publicly disclosed, which could affect the accuracy or completeness of the Underlying Securities Prospectus, the Underlying Securities Registration Statement or the other publicly available documents described above.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

            On or about August 10, 2004, The Procter & Gamble Company (the "Underlying Issuer") issued its 5.80% Notes due 2034 in an aggregate principal amount of $600,000,000 (as described in the Underlying Securities Prospectus), in public offerings registered on Registration Statement No. 333-113515 (the "Underlying Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933 (the "Securities Act").

            The Underlying Securities of the Trust will consist solely of $33,000,000 aggregate principal amount of the Underlying Issuer's 5.80% Notes due 2034 (the "Underlying Securities"). Distributions of interest are required to be made on the Underlying Securities semi-annually on the 15th of each February and August, or if such day is not a Business Day on the next succeeding Business Day (each, an "Underlying Securities Payment Date"). A single principal payment in an amount equal to the aggregate principal amount of the Underlying Securities is payable on the maturity date of August 15, 2034.

            According to information released publicly by the Underlying Issuer, The Procter & Gamble Company was incorporated in Ohio in 1905, having been built from a business founded in 1837 by William Procter and James Gamble, and today the Underlying Issuer manufactures and markets a broad range of consumer products in many countries throughout the world.

            As of February 23, 2006, the Depositor estimates that the market price of the Underlying Securities was 107.766502% of their principal amount plus accrued interest. This market price is based on one or more prices reported or available to the depositor for actual sales occurring on February 23, 2006. The foregoing market price of the Underlying Securities does not reflect the cost or value of the Swap Agreement and is not intended to indicate the market value of the Certificates.

            For a summary of the material terms of the Underlying Securities, see Appendix A hereto.

The Underwriters and the Underlying Issuer

            From time to time, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia Securities"), or RBC Dain Rauscher Inc (collectively, the "Underwriters") may be engaged by the Underlying Issuer as underwriters or placement agents, in an advisory capacity or in other business arrangements. In addition, the Underwriters or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer.

                                  THE DEPOSITOR

            The Depositor was incorporated in the State of Delaware on April 12, 2001, as a wholly owned, limited purpose subsidiary of Wachovia Corporation. The business activities of the Depositor are limited by its Certificate of Incorporation to the acquiring, owning, holding, selling transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing. The principal office of the Depositor is located at One Wachovia Center, 301 South College Street, DC 8 Charlotte, NC 28288, Attention: Structured Notes Desk.

            In its securitization program, the Depositor acquires fixed income securities from time to time and transfers them to trusts that it forms which it turn issue securities, such as the Certificates, backed by the transferred fixed income securities and also backed by or subject to any other assets arranged for by the Depositor. The Depositor sells the securities issued through these securitizations in both public offerings and private placements. In each such offering Wachovia Securities, its affiliate, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities. The Depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of this type. The Depositor been securitizing fixed income securities in this manner since 2003. The Depositor has completed 24 public securitizations, one in 2003, 16 in 2004 and 6 in 2005. The aggregate principal amount of securities issued in these securitizations is approximately $585 million.

            The Depositor will have no obligations with respect to the Certificates following their issuance, except to the limited extent set forth in the Trust Agreement. The Depositor's obligations under the Trust Agreement following the issuance of the Certificates will be limited to (i) acting as set forth under "Description of the Certificates-- Action Upon Underlying Issuer Failing to Report Under the Exchange Act" in the event of an SEC Reporting Failure, (ii) directing the Trustee in the manner of any early liquidation of the Trust, (iii) providing notice to the Trustee in the event DTC is no longer willing or able to act as Clearing Agency with respect to the Certificates, (iv) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust, (v) providing for the payment of the fees of the trustee and providing indemnification to the Trustee for certain liabilities and expenses and (vi) appointing a replacement trustee in the event of the Trustee's resignation or removal.

                        DESCRIPTION OF THE SWAP AGREEMENT

General

            Under the terms of the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the related Interest Payment. Correspondingly, the Trust will be obligated to pay to the Swap Counterparty on each Underlying Securities Payment Date an amount equal to all interest payments payable to the Trust in respect of the Underlying Securities. Unless it is sooner terminated under its terms, the Swap Agreement is scheduled to terminate on the Final Scheduled Distribution Date.

            Wachovia Bank, National Association, which will act as the Swap Counterparty (the "Swap Counterparty"), is an affiliate of Wachovia Securities, which is acting as an Underwriter.

Payments under the Swap Agreement

            Amounts Payable by the Swap Counterparty. Under the Swap Agreement,
(i) the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the Interest Payment for the related Interest Period and (ii) upon the occurrence of a Swap Agreement Termination Event that is also a Trust Termination Event, an amount equal to any Early Termination Payment plus Unpaid Amounts, if any, owed to the Trust under the Swap Agreement shall be payable by the Swap Counterparty. Upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, no Early Termination Payment shall be payable by the Swap Counterparty other than Unpaid Amounts. See "--Payments Upon Early Termination" herein.

            The "Interest Payment" for each Interest Period during the term of the Swap Agreement will be an amount obtained by multiplying (i) the Swap Notional Amount by (ii) the Swap Agreement Rate plus 0.70% per annum and by
(iii) a fraction the numerator of which is the actual number of days in the Interest Period and the denominator of which is 365 (366 in the case of a leap year), subject to a maximum interest rate of 7.50% per annum.

            The "Swap Agreement Rate" for each Interest Period during which no Swap Agreement Termination Event has occurred will be equal to the three-month Treasury Bill Average, as calculated for the Interest Period. The "three-month Treasury Bill Average" means, with respect to any Interest Period, the unweighted average of the USD-TBILL-H.15 rate for each Reset Date that occurred during the Reset Period applicable to that Interest Period.

            For purposes hereof, the term "USD-TBILL-H.15 rate" shall mean the rate for a Reset Date which appears on either the Telerate page 56 or the Telerate page 57 opposite the three (3) month designated maturity under the heading "INVEST RATE." If United States Treasury bills of the three (3) month designated maturity have been auctioned on a Reset Date but such rate for such Reset Date does not appear on either the Telerate Page 56 or the Telerate Page 57, the rate for that Reset Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the three
(3) month designated maturity under the caption "U.S. Government securities/Treasury bills/Auction high." If United States Treasury bills of the three (3) month designated maturity have been auctioned on a Reset Date but such rate for such Reset Date does not appear on either the Telerate Page 56 or the Telerate page 57 and such rate is not set forth in the H.15 Daily Update in respect of the three (3) month designated maturity under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for that Reset Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury. If the United States Treasury bills of the three (3) month designated maturity are not auctioned during any period of seven consecutive calendar days ending on, and including, any Friday and a Reset Date would have occurred if such Treasury bills had been auctioned during that seven-day period, a Reset Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for that Reset Date will be determined as if the parties had specified "USD-TBILL-Secondary Market" as the applicable USD-TBILL-H.15 rate. For purposes hereof, the terms "Bond Equivalent Yield", "H.15 Daily Update" and "USD-TBILL-Secondary Market" shall each have the meanings set forth in the Annex to the 2000 ISDA Definitions (June 2000 Version) as published by the International Swaps and Derivatives Association, Inc.

            For each Interest Period, the term "Reset Date" means each Monday during the Reset Period applicable to that Interest Period, provided, however, that if any such Monday is not a Business Day, then the Reset Date shall be deemed to be the next succeeding Business Day and if pursuant to the next-to-last sentence of the prior paragraph, a Reset Date would be deemed to have occurred during such Reset Period on other than a Monday, then the Reset Date shall be deemed to have been such other date. The term "Reset Period" means, for each Interest Period, the period that starts 10 calendar days prior to the first day of such Interest Period and ends 10 calendar days prior to the last day of such Interest Period. "Business Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

            "Telerate Page 56" and "Telerate Page 57" mean the display pages so designated on Moneyline's Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the USD-TBILL-H.15 rate).

            In addition, at the time it enters into the Swap Agreement, the Swap Counterparty will make a payment to the Trust, in consideration of the Trust's entering into the Swap Agreement, equal to approximately $3,321,800.

            Amounts Payable by the Trust. The Trust will be obligated to pay the Swap Counterparty (i) an amount equal to all interest payments payable on the Underlying Securities on each Underlying Securities Payment Date and (ii) upon the occurrence of a Swap Agreement Termination Event that is also a Trust Termination Event, an amount equal to the Early Termination Payment plus Unpaid Amounts, if any, owed to the Swap Counterparty under the Swap Agreement. Upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, no Early Termination Payment shall be payable by the Trust other than Unpaid Amounts. See "--Payments Upon Early Termination" herein.

Events of Default and Termination Events

            The occurrence of any of the following constitutes a termination event under the Swap Agreement (each, a "Swap Agreement Termination Event") in respect of which the Swap Counterparty, on the one hand, or the Trust, on the other hand, is a "Defaulting Party" or an "Affected Party:"

            (i) the Swap Counterparty fails to make any payment under the Swap Agreement, and such failure is not remedied by the third Business Day after notice is given to it, in which case the Swap Counterparty is the Defaulting Party;

            (ii) the Trust fails to make any payment under the Swap Agreement, and such failure is not remedied by the third Business Day after notice is given to it, in which case the Trust is the Defaulting Party (a "Trust Swap Payment Default");

            (iii) certain events of bankruptcy, insolvency or reorganization in respect of the Swap Counterparty in which case the Swap Counterparty is the Defaulting Party;

            (iv) in the event that the Swap Counterparty is downgraded to a rating below the applicable downgrade level set forth in the Swap Agreement by S&P and the Swap Counterparty fails to (x) provide collateral to secure its obligations under the Swap Agreement in accordance with the terms of the Swap Agreement,
                  (y) transfer the Swap Agreement to another provider, in accordance with the Swap Agreement, or (z) provide an alternative form of credit support in accordance with the Swap Agreement, in which case the Swap Counterparty is the Affected Party;

            (v) the occurrence of a Payment Default or an Acceleration, in which case the Trust is the Defaulting Party;

            (vi) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Swap Counterparty to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Swap Counterparty is the Affected Party;

            (vii) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Trust to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Trust is the Affected Party (a "Trust Regulatory Event");

            (viii)the occurrence of an SEC Reporting Failure, followed by a determination by the Trustee to terminate the Trust after consultation with the Depositor, in which case the Trust is the Affected Party;

            (ix) a prepayment of the Underlying Securities prior to the Final Scheduled Distribution Date, in which case the Trust is the Affected Party; or

            (x) other Swap Agreement Termination Events provided in the Swap Agreement.

            The Swap Agreement Termination Events specified in paragraphs (ii),
(v), (vii), (viii) and (ix) above are each also a "Trust Termination Event." The Swap Agreement Termination Events specified in paragraphs (i), (iii) and (iv) above are each also a "Swap Counterparty Default." The Trustee will distribute any proceeds received upon the occurrence of a Trust Termination Event in the manner described under "Description of the Certificates--Distributions". In the event a Swap Agreement Termination Event simultaneously occurs under paragraphs
(vi) and (vii) above, then it shall be deemed to be a Swap Agreement Termination Event solely under paragraph (vii).

            So long as the Swap Agreement has not been terminated, the notional amount of the Swap Agreement (the "Swap Notional Amount") will at all times equal the principal amount of the Underlying Securities held by the Trust. In the event the Swap Termination Event specified in paragraph (ix) occurs as a result of the prepayment of less than 100% of the Underlying Securities, so long as the redemption proceeds are sufficient to cover any Early Termination Payment owing to the Swap Counterparty, the Swap Agreement will terminate in part through a reduction in the Swap Notional Amount that is equal to the reduction in the principal amount of the Underlying Securities.

            Early Termination Date. If a Swap Agreement Termination Event occurs in which the Swap Counterparty is the "Defaulting Party" or the only "Affected Party," the Trustee shall designate as an Early Termination Date the earliest date following the Trustees' receipt of actual knowledge thereof on which the Swap Agreement can practically be terminated (an "Early Termination Date").

            Except as provided in the preceding paragraph, the Swap Counterparty will be responsible for designating an Early Termination Date upon the occurrence of a Swap Agreement Termination Event.

Payments Upon Early Termination

            The obligations of the Swap Counterparty and the Trust under the Swap Agreement will terminate upon the occurrence of a Swap Agreement Termination Event. In the event that a Swap Agreement Termination Event occurs which is not a Trust Termination Event, then no Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in connection with the early termination of the Swap Agreement other than Unpaid Amounts. In the event that a Swap Agreement Termination Event occurs in connection with a Trust Termination Event, then an Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in accordance with the Swap Agreement in addition to any Unpaid Amounts. On each Distribution Date following any Swap Agreement Termination Event that is not a Trust Termination Event, the holders of the Certificates will receive a pro rata share of any interest payments received by the Trust in respect of the Underlying Securities, which will cause the yield on the Certificates to be based on the fixed interest on the Underlying Securities, instead of the variable Interest Payment payable under the Swap Agreement.

            The amount payable upon an early termination of the Swap Agreement (the "Early Termination Payment") will be based on an average of quotations obtained by the Swap Counterparty from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination). If an early termination results from a Swap Agreement Termination Event which is also a Trust Termination Event, the Swap Counterparty will determine the Market Quotation, and if the Termination Amount is a positive number the Swap Counterparty shall be obligated to pay such amount to the Trust and if the Termination Amount is a negative number the Trust shall be obligated to pay the absolute value of such amount to the Swap Counterparty in connection with such Swap Agreement Termination Event. If a Swap Agreement Termination Event occurs which is not a Trust Termination Event, then no Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in connection with the early termination of the Swap Agreement other than Unpaid Amounts.

            "Market Quotation" means, as to the respective party making the determination, the Termination Amount based on the arithmetic mean of quotations from at least three leading dealers, after disregarding the highest and lowest such quotations, all in accordance with the Swap Agreement.

            "Termination Amount" means the amount, if any, that a leading dealer would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving for the Swap Counterparty the economic equivalent of the amounts that would have been paid by the Trust and the Swap Counterparty pursuant to the Swap Agreement after the Early Termination Date, determined as if the Swap Agreement had not been terminated, in whole or in part, early.

            "Unpaid Amounts" means, as to the respective party, an amount equal to the regular scheduled payments that such party is otherwise required to make under the Swap Agreement, through, but excluding, the date on which the Swap Agreement is terminated.

            Upon the occurrence of any liquidation of the Underlying Securities, the Certificateholders will not receive any distributions payable to them until after the payment of the Early Termination Payment (if any is then payable) to the Swap Counterparty.

Assignment of Rights

            Under the terms of the Trust Agreement, the Trustee may consent to any transfer or assignment by the Swap Counterparty of its rights under the Swap Agreement, so long as S&P shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates. The Trustee shall not be permitted to transfer or assign its rights under the Swap Agreement without the prior consent of the Swap Counterparty.

Amendment of the Swap Agreement

            The Swap Agreement may not be amended without the prior written consent of the Swap Counterparty, holders of 66 ?% of the then outstanding Certificates and without prior written confirmation from S&P that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap Counterparty and the Trustee may amend the Swap Agreement without the prior written consent of Certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision of the Swap Agreement, or to otherwise cure any defect in the Swap Agreement, provided, that any such amendment does not materially adversely affect the interest of the Certificateholders and that S&P will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement without the prior consent of 100% of the Certificateholders and without giving S&P prior written notice of any such amendment.

Certain Information Concerning Wachovia Bank, National Association

            Wachovia Bank, National Association (the "Bank") is a subsidiary of Wachovia Corporation (the "Corporation"), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $521 billion in total assets as of December 31, 2005.

            The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 2005, the Bank had total assets of approximately $472 billion, total net loans of approximately $262 billion, total deposits of approximately $334 billion and equity capital of approximately $47 billion.

            The Bank submits quarterly to the Federal Deposit Insurance Corporation (the "FDIC") a "Consolidated Report of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the "Call Reports"). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC's web site at http://www.fdic.gov.

            The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents are available to the public free of charge at the Commission's web site at http://www.sec.gov. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

            The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

            The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

            THE SWAP AGREEMENT IS AN OBLIGATION OF THE BANK AND IS NOT AN OBLIGATION OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP AGREEMENT.

Significance Percentage

      Regulation AB under the Securities Act requires the Depositor to determine the "significance percentage" represented by the Swap Agreement. Under these rules, the Depositor makes a "significance estimate" of the Swap Agreement based on a reasonable good faith estimate of the maximum probable exposure represented by the Swap Agreement made in substantially the same manner as that used in the Depositor's internal risk management process in respect of similar instruments. The "significance percentage" is such estimate expressed as a percentage of the principal balance of the Underlying Securities. The Depositor estimates that the significance percentage of the Swap Agreement as of the Closing Date will be less than 10%. This estimate is based in part on collateral that the Bank will provide to the Trustee to secure its obligations under the Swap Agreement, as described in the following sentence. The Bank has agreed with the Trust that, on the Closing Date and for so long as the Trust is required to file reports with the Commission under the Exchange Act, it will (x) provide to the Trust collateral (which shall be limited to Treasury Securities and cash) to secure its obligations under the Swap Agreement in accordance with the terms of the Swap Agreement in an amount sufficient so that the significance percentage represented by the Swap Agreement will be less than 10% or (y) provide to the Trust financial information in accordance with Items 1115(b)(1) and 1115(b)(2) of Regulation AB for Swap Agreements that have a significance percentage equal to or in excess of 10% or 20%, respectively.



                         DESCRIPTION OF THE CERTIFICATES

General

            The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

            The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the accompanying Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The property of the Trust will be held for the benefit of the holders of the Certificates and the Swap Counterparty by the Trustee.

Book-entry Certificates

            The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in minimum denominations of $25. The Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC, together with any successor clearing agency selected by the Depositor, the ("Clearing

Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of any such Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive Certificates are issued under the limited circumstances described below, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the Prospectus.

            Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

            Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor.

            Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust Agreement.

Distributions

            Each Certificate evidences the right to receive (i) prior to a Swap Agreement Termination Event, distributions of the related Interest Payment on the 15th day of each calendar month, commencing March 15, 2006, or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), (ii) after a Swap Agreement Termination Event that is not also a Trust Termination Event, distributions of the related interest payable on the Underlying Securities, semi-annually on each Distribution Date occurring in February and August and (iii) a distribution of principal equal to $25 per Certificate on August 15, 2034, or upon earlier redemption of the Underlying Securities, subject to the prior rights of the Swap Counterparty as described below. Interest will begin to accrue on the Certificates on the Closing Date.

            If a distribution is scheduled to be made on any day which is not a Business Day, then such distribution will be made on the next succeeding Business Day. With respect to any Distribution Date, the record date is the Business Day immediately prior to such Distribution Date (the "Record Date"). For purposes of the foregoing, "Business Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

            All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received under the Swap Agreement) as described herein. The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, the Trustee, the Underwriters, the Swap Counterparty or any affiliate of any thereof.

            Interest Distributions. So long as a Swap Agreement Termination Event has not occurred, all interest collections in respect of the Underlying Securities accruing on or after the Closing Date will be paid to the Swap Counterparty. Collections received by the Trustee from the Swap Counterparty (or from the Underlying Issuer following a Swap Agreement Termination Event that is not a Trust Termination Event) during the preceding Interest Period will be applied by the Trustee on each applicable Distribution Date, solely to the extent of such funds on such Distribution Date, to the holders of the Certificates.

            Principal Distribution. The Trustee will pay any amounts received from the Underlying Issuer with respect to principal on the Underlying Securities, to the Certificateholders, pro rata, to the extent of available funds. Therefore, if the Underlying Securities pay as scheduled, Certificateholders will receive a single principal payment equal to the principal amount of their Certificates ($25 per Certificate) on the Final Scheduled Distribution Date which is August 15, 2034.

            However, if the Underlying Securities are redeemed, retired or liquidated for any reason prior to the Final Scheduled Distribution Date, including as a result of a Payment Default, an Acceleration, an SEC Reporting Failure or a redemption of the Underlying Securities, a Trust Swap Payment Default, a Trust Regulatory Event or any other Swap Agreement Termination Event, and the Swap Agreement is then in effect, the funds received by the Trust in connection with the related redemption, payment or liquidation will be paid (i) first, to the Swap Counterparty, in an amount equal to any Early Termination Payment and Unpaid Amounts payable by the Trust to the Swap Counterparty and
(ii) thereafter, any remainder will be paid to the Certificateholders. In the event the Underlying Securities are distributed "in-kind" to any duly electing Certificateholder, which may occur following a Payment Default, an SEC Reporting Failure or any other Swap Agreement Termination Event that is also a Trust Termination Event but that does not involve a redemption or other payment on the Underlying Securities, that distribution will be subject to prior payment of all amounts set forth in clause (i) above. Any such "in-kind" distribution will be made only in the above-described circumstances and will constitute the final distribution on any Certificate duly surrendered therefor.

Recovery on Underlying Securities Following Payment Default or Acceleration

            If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to the Swap Counterparty and to DTC or, for any Certificates which are not then held by

DTC or any other depository, directly to the registered holders thereof. Such notice will set forth (i) the identity of the issuer of the Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration,
(iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

            In the event of a Payment Default while the Swap Agreement is in effect and if an Early Termination Payment is due to the Swap Counterparty, the Underlying Securities will be liquidated and the funds received by the Trust in connection with the related liquidation will be paid (i) first, to the Swap Counterparty, in an amount equal to any Early Termination Payment payable by the Trust to the Swap Counterparty and (ii) thereafter, any remainder will be paid to the Certificateholders. However, if there is a Payment Default and the Swap Agreement is no longer in effect, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In addition, the Trustee shall, to the extent it is so directed by the Depositor, provide Certificateholders with the option to elect to receive an "in kind" distribution of their pro rata share of the Underlying Securities. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the Trustee will distribute the proceeds to the Swap Counterparty and the Certificateholders no later than two Business Days after the receipt of immediately available funds in the manner described under "--Distributions" above.

            A "Payment Default" means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities). An "Acceleration" means the acceleration of the maturity of the Underlying Securities after the occurrence of any default on the Underlying Securities other than a Payment Default. If the Underlying Securities are liquidated, the funds available to make distributions to the Certificateholders will be reduced by any Early Termination Payment.

            Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Certificates.

Action Upon Underlying Issuer Failing to Report Under the Exchange Act

            In the event that the Underlying Issuer either (i) states in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (ii) fails to file its required periodic reports for any applicable reporting period (each, an "SEC Reporting Failure"), the Trustee, after consultation with the Depositor, may be required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the Underlying

Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation, after making any termination payment due to the Swap Counterparty. Any such "in-kind" distribution of the Underlying Securities will also be made after giving effect to each electing Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty, and will also constitute the final distribution to the electing Certificateholder. See "--Distributions" above.

            In the event an SEC Reporting Failure occurs, the Trustee will liquidate or distribute the Underlying Securities only if, as instructed by the Depositor, it is required to do so by the rules of the Commission as interpreted by the Commission staff at that time. In that regard, in the event of an SEC Reporting Failure, the Depositor may attempt to effect a termination of the Trust's Exchange Act reporting obligations if doing so would permit the Trust to continue under such rules without a liquidation or distribution of the Underlying Securities. In connection with any such termination, the listing of the Certificates on the NYSE would be discontinued.

Trust Swap Payment Default and Trust Regulatory Event

            In the event of a Trust Swap Payment Default or a Trust Regulatory Event, the Trustee may be required to liquidate the Underlying Securities. The proceeds from any sale of the Underlying Securities will be allocated to the Certificateholders and to the Swap Counterparty in the manner described under "--Distributions" above.

Optional Exchange by Depositor

            If the Depositor is a beneficial owner of Certificates, it will be permitted, under the circumstances set forth in the Trust Agreement, to tender such Certificates to the Trustee in exchange for Underlying Securities in an aggregate principal amount equal to the aggregate principal balance of the Certificates tendered. Any such Certificates will be cancelled by the Trustee upon completion of the exchange and will no longer be outstanding, and the Underlying Securities transferred to the Depositor in connection with the exchange will no longer be property of the Trust or otherwise available to make payments on the remaining Certificates. Any Early Termination Payment payable to the Swap Counterparty in connection with the exchange will be paid by the Depositor and any Early Termination Payment payable by the Swap Counterparty in connection with the exchange will be paid to the Depositor. Certificateholders will not receive prior notice of any exercise by the Depositor of its exchange right. No other Certificateholder will have any exchange right. See "Description of the Certificates - Optional Exchange" in the prospectus.

Listing on the New York Stock Exchange

            Application will be made to list the Certificates on the New York Stock Exchange (the "NYSE"). Trading of the Certificates on the NYSE is expected to commence within a thirty-day period after the initial delivery thereof. It is unlikely that trading of the Certificates on the NYSE will be active. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE. In the event of an SEC Reporting Failure, the listing of the Certificates on the NYSE may be discontinued. See "--Action Upon Underlying Issuer Failing to Report Under the Exchange Act" above.

Reports to Certificateholders

            For so long as the Depositor is subject to the reporting requirements of the Exchange Act, the Depositor will file distribution reports on Form 10-D on behalf of the Trust following each Distribution Date, will file an annual report of Form 10-K on behalf of the Trust, and may file additional public reports in relation to the Trust from time to time. The name of the Trust for purposes of obtaining reports on the EDGAR system is STRATS(SM) Trust For Procter & Gamble Securities, Series 2006-1, and the CIK number of the Trust is 0001353226. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov). Reports on the Trust will not be separately made available through any other web site.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

            The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Registration of Certain Classes of Securities on Form 8-A relating to the Certificates containing a copy of the Series Supplement to the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust property created under the Trust Agreement will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

            Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement. Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

The Trustee

            The Bank of New York, a New York banking corporation, will act as trustee for the Certificates and the Trust as required by the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, New York, NY 10286
Attention: Fernando Acebedo and its telephone number is 212-815-2915. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs, including transactions involving corporate bonds. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions.

            The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with, or relating to, the Trust Agreement or the Certificates or the administration of the Trust or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties under the Trust Agreement.

Events of Default

            There are no events of default under the Trust Agreement.

Voting Rights

            The holders of the Certificates will have 100% of the voting rights with respect to the Trust ("Voting Rights"). The Required Percentage for modifying or amending the Trust Agreement is 66 ?% of the Voting Rights; provided, however, that if written confirmation is not obtained from S&P that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Certificates, then any such modification or amendment must be approved by all Certificateholders.

Voting of Underlying Securities

            The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement and the Swap Agreement. In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders of the Trust as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Termination of Trust

            The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates and all amounts due to the Swap Counterparty or (ii) the distribution of the proceeds received upon a recovery on or any liquidation of the Underlying Securities or the "in-kind" distribution of the Underlying Securities themselves (in each case, after deducting the costs incurred in connection therewith and any amounts payable to the Swap Counterparty), including as a result of a Payment Default, an Acceleration thereof, an SEC Reporting Failure, a Trust Swap Payment Default, a Trust Regulatory Event or another Trust Termination Event.

            While it is expected that the occurrence of a Trust Termination Event will in fact result in the termination of the Trust in the manner described in clause (ii) above, should a Trust Termination Event occur under a circumstance in which it is not necessary to liquidate any Underlying Securities in order to pay all amounts owing to the Swap Counterparty in respect of any Early Termination Payment and Unpaid Amounts, it is expected, under that circumstance, that the Trust will continue notwithstanding such occurrence, albeit the Swap Agreement will have terminated and interest distributions to Certificateholders will no longer be based on Interest Payments under the Swap Agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            The following supplements the discussion under the caption "Material Federal Income Tax Consequences" in the accompanying Prospectus. The discussion herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service") and interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

            This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein. This summary assumes that the Certificates represent interests in securities that are properly characterized as debt for federal income tax purposes. Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations).

            U.S. Certificateholder. For purposes of this discussion, a "U.S. Certificateholder" means a Certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations. A "Non-U.S. Certificateholder" means a person that is neither a U.S. Certificateholder nor a Certificateholder subject to rules applicable to former citizens and residents of the United States.

            PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

            In the opinion of Sidley Austin LLP, the Trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax. Although the matter is not entirely free from doubt, the parties will treat the Trust as a "grantor trust" for federal income tax purposes. Assuming such characterization is correct, the Certificateholders will be deemed to hold directly the proportionate interests in the Underlying Securities and the Swap Agreement that are allocable to their classes of certificates, and will generally be required to report on their federal income tax returns their proportionate shares of the Trust's income and deductions in accordance with their own methods of accounting. No assurance can be given that the Service will agree with the foregoing classification of the Trust or that, if challenged, this classification will prevail. See the discussions under the captions "Tax Status of the Trust--Classification as a Partnership" and "Possible Alternative Treatment of the Underlying Securities" in the Prospectus.

            The remaining discussion assumes that the Trust is, and that the Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders in General

            The income tax consequences of investing in the Certificates depends on whether the Certificateholders' positions in the Swap Agreement and the Underlying Securities are "integrated" within the meaning of Treasury Regulation
Section 1.1275-6. If these positions are integrated, then the Certificateholders will be treated as acquiring a beneficial interest in a single "synthetic" debt instrument (the "Synthetic Debt Instrument"), which will generally be taxed based on its combined characteristics (that is, the Underlying Securities and the Swap Agreement will generally be treated as a debt instrument with interest payments based on the three-month

Treasury Bill Average). If the Underlying Securities and the Swap Agreement are not integrated, then the Certificateholders will be treated as separately acquiring a beneficial interest in the Underlying Securities and entering into the Swap Agreement, and the Certificateholders will generally be taxed based on the individual characteristics of each interest (that is, the Underlying Securities will be treated as debt and the Swap Agreement will be treated as a notional principal contract).

            UNDER THE TERMS OF THE CERTIFICATES, EACH CERTIFICATEHOLDER, BY ACQUIRING THE CERTIFICATES, (1) ELECTS TO INTEGRATE THE UNDERLYING SECURITIES AND THE SWAP AGREEMENT FOR FEDERAL INCOME TAX PURPOSES, (2) AUTHORIZES AND DIRECTS THE TRUSTEE (OR THE TRUSTEE'S AGENT) TO RETAIN, AS PART OF THE CERTIFICATEHOLDER'S BOOKS AND RECORDS, INFORMATION THAT DESCRIBES THE UNDERLYING SECURITIES AND THE SWAP AGREEMENT, IDENTIFIES THE TWO POSITIONS AS INTEGRATED FOR FEDERAL INCOME TAX PURPOSES AND DESCRIBES THE FEATURES OF THE RESULTING "SYNTHETIC" DEBT INSTRUMENT AND (3) AGREES TO RETAIN COPIES OF SUCH INFORMATION AS PROVIDED TO THE CERTIFICATEHOLDER BY THE TRUST.

            The Service may assert that notwithstanding the election described above, the Underlying Securities and the Swap Agreement have not or cannot be integrated for federal income tax purposes. If the Service were to succeed, then there could be different and possibly adverse tax consequences to the Certificateholders. See the discussion under the caption "Consequences if the Underlying Securities and the Swap Agreement are Not Integrated."

            The remaining discussion assumes that the Underlying Securities and the Swap Agreement will be integrated for federal income tax purposes.

Taxation of the Synthetic Debt Instrument

            Regardless of a Certificateholder's regular method of accounting (cash or accrual), all income on the Synthetic Debt Instrument will constitute original issue discount ("OID"), which must be reported as it accrues based on semi-annual or more frequent compounding. A Certificateholder, therefore, may have to report income from a Synthetic Debt Instrument in advance of receiving it.

            The Trust intends to report the income on the Synthetic Debt Instrument based on monthly accrual periods that will correspond to the monthly payment dates. In general, the amount of income to be reported on the Synthetic Debt Instrument for any accrual period will equal the amount of OID attributable to that accrual period. Subject to the adjustments described below, the total amount of OID for the Synthetic Debt Instrument for all accrual periods will equal the excess of its stated redemption price at maturity ("SRPM") over its issue price.

            Issue Price of the Synthetic Debt Instrument. Assuming the Certificates are sold to the Certificateholders at a price equal to their face amount, the issue price of the Synthetic Debt Instrument will be equal to the principal amount of the Underlying Securities.

            SRPM of the Synthetic Debt Instrument. The SRPM of the Synthetic Debt Instrument will equal the sum of its principal amount (that is, the principal amount of the Underlying Security) and the three-month Treasury Bill-based interest payments. Solely for purposes of determining the OID on the Synthetic Debt Instrument, and solely for purposes of determining the SRPM of the Synthetic Debt Instrument, the three-month Treasury Bill-based payments will be assumed to be a fixed amount based on the value of the three-month Treasury Bill Average on the date a Certificate is initially purchased (the "Calculation Rate"). NO REPRESENTATION IS MADE THAT THE CERTIFICATES WILL ACTUALLY PAY AT THE CALCULATION RATE OR ANY OTHER RATE.

            Original Issue Discount. As stated above, the Synthetic Debt Instrument will have OID equal to the difference between the Synthetic Debt Instrument's issue price and its SRPM. The amount of OID accrued in any one monthly accrual period will equal the adjusted issue price of the Synthetic Debt Instrument at the start of the accrual period multiplied by the Synthetic Debt Instrument's yield to maturity, adjusted (as described below) for the amount of actual three-month Treasury Bill-based payments made with respect to the accrual period. The adjusted issue price of the Synthetic Debt Instrument at the beginning of an accrual period will equal the issue price (discussed above) plus all OID previously accrued on the Synthetic Debt Instrument less all payments previously made on the Synthetic Debt Instrument. The yield to maturity of the Synthetic Debt Instrument will equal a discount rate that, when applied to the SRPM of the Synthetic Debt Instrument, will produce an amount equal to the Synthetic Debt Instrument's issue price.

            Adjustments. For any particular accrual period, the three-month Treasury Bill-based payments actually received by the Certificateholders are unlikely to match the amount of OID that would accrue if payments on the Synthetic Debt Instrument were made based solely on the Calculation Rate. Accordingly, the OID taken into account for the accrual period must be increased or decreased, respectively, to reflect the amount by which the actual three-month Treasury Bill-based payments either exceed or fall short of such Calculation Rate payments.

Sale or Exchange by Certificateholders

            Assuming the Swap Agreement remains in force, a Certificateholder who sells a Certificate prior to its maturity will be treated as having sold the Synthetic Debt Instrument represented by the Certificate. The Certificateholder will recognize gain or loss equal to the difference, if any, between the amount of the proceeds received for the Certificate and the Certificateholder's adjusted basis in the Synthetic Debt Instrument. A Certificateholder's adjusted basis in the Synthetic Debt Instrument will equal the amount paid for the Certificate plus all OID previously accrued on the Synthetic Debt Instrument less all payments previously made on the Synthetic Debt Instrument. Any gain or loss will be capital gain or loss.

Separate Termination of the Swap Agreement

            If the Swap Agreement is terminated while the Underlying Securities are still held by the Trust, then a Certificateholder will be treated as having sold its interest in the Synthetic Debt Instrument for its fair market value immediately before the termination. The Certificateholder will recognize any income, deduction, gain or loss realized at that time. The

Certificateholder's basis in the Underlying Securities, and the adjusted issue price of the Underlying Securities will be modified to reflect the fair market value of the Underlying Securities (as opposed to the fair market value of the Synthetic Debt Instrument) and any termination payment made or received by the Trust for agreeing to terminate the Swap Agreement.

            After a termination of the Swap Agreement, the Certificateholder's interests in the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax Consequences."

Deductibility of Trust's Fees and Expenses

            Under Section 162 or 212 of the Code, subject to the limitation on miscellaneous itemized deduction of certain taxpayers, including individuals described in the next sentence, each Certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals), such Holder's share of any expenses will be deductible under the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The 3% and 80% limits are scheduled to be reduced starting in 2006 and to return to current levels after 2010. Miscellaneous itemized deductions are not deductible for purposes of computing the alternative minimum tax.

Income of Non-U.S. Certificateholders

            A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount received with respect to the Synthetic Debt Instrument unless the Non-U.S. Certificateholder is (a) a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities; (b) a controlled foreign corporation related to the issuer of the Underlying Securities; or (c) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o is signed under penalties of perjury by the beneficial owner of the certificate,

o     certifies that such owner is not a U.S. Certificateholder, and

o     provides the beneficial owner's name and address.

            A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent). Generally, the exemption statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided, that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

            A Non-U.S. Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the Certificateholder is a U.S. person.

            Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

            Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

            Estate Tax. The Certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (i) the individual is a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities or, (ii) at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (iii) the Certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

            Backup withholding of U.S. federal income tax may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a Certificateholder must be reported to the Service, unless the Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

            In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

            Any amounts withheld under the backup withholding rules from a payment to a Certificateholder will be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided, that the required information is furnished to the Service.

Consequences if the Underlying Securities and the Swap Agreement are Not Integrated

            In General. If the Underlying Securities and the Swap Agreement are not integrated, then the Certificateholders will be treated as separately acquiring the Underlying Securities and entering into the Swap Agreement, and the Certificateholders will generally be taxed based on the individual characteristics of each interest (that is, the Underlying Securities will be treated as debt and the Swap Agreement will be treated as a notional principal contract). To properly account for the transaction, the Certificateholder must determine its initial basis in the Underlying Securities and whether it has received a nonperiodic payment for entering into the Swap Agreement, whether it has paid a nonperiodic payment to the Swap Counterparty for entering into the Swap Agreement or whether no nonperiodic payment has been made or received by either the Certificateholder or Swap counterparty. This calculation is made by reference to the fair market value of the Underlying Securities without the Swap Agreement.

            Basis. To the extent the cost of the Certificates exceeds the fair market value of the Underlying Securities alone, such excess will be treated as having been paid as a nonperiodic payment to the Swap Counterparty. Consequently, the Certificateholder will have initially a fair market value basis in the Underlying Securities and an initial basis equal to the excess (if any) in the Swap Agreement. To the extent the cost of the Certificate is less than the fair market value of the Underlying Securities alone, such shortfall will be treated as having been received by the Certificateholder as a nonperiodic payment for entering into the Swap Agreement. Consequently, the Certificateholder will have initially a fair market value basis in the Underlying Securities, with the excess cost being paid from the nonperiodic payment deemed to be received by the Certificateholders for entering into the Swap Agreement.

            Treatment of the Underlying Securities. The Certificateholder's interests in the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax Consequences."

            Treatment of the Swap Agreement. The Certificateholder's interest in the Swap Agreement should be treated as a notional principal contract for federal income tax purposes. In general, income or deductions with respect to the Swap Agreement should be attributable to periodic payments, nonperiodic payments, termination payments or a combination of the three. All taxpayers, regardless of their normal method of tax accounting, must account for periodic and nonperiodic payments on the Swap Agreement under an accrual method of accounting.

            Periodic Payments. The three-month Treasury Bill-based Interest Payments made by the Swap Counterparty to the Trust for the benefit of the Certificateholders will be treated as periodic payments received with respect to a notional principal contract and must be reported as ordinary income. Conversely, payments of interest on the Underlying Securities, which are paid by the Trust to the Swap Counterparty, will be treated as periodic payments made with respect to a notional principal contract and will entitle the Certificateholders to claim an ordinary deduction. In general, all the periodic payments made and received that are attributable to the taxable year (together with the amortized portion of any nonperiodic payment attributable to the taxable year) are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year.

            Nonperiodic Payments. In general, if a Certificateholder is treated as making a nonperiodic payment to enter into the Swap Agreement, then it must amortize the nonperiodic payment and claim deductions for the amounts amortized over the term of the Swap Agreement in accordance with the forward rates of a series of cash settled forward contracts that reflect the notional amount of the Swap Agreement and the specified index (the three-month Treasury Bill Average). Conversely, if the certificate holder is treated as receiving a nonperiodic payment, then it must amortize and include the nonperiodic payment in income using the same methodology. Alternative amortization methods are provided by the swap Regulations. A Certificateholder should consult its tax advisor in picking a methodology for amortizing any nonperiodic payment.

            Termination Payments. Depending on the fair market value of the Swap Agreement at the time of sale, a U.S. Certificateholder may be considered to pay or receive a termination payment under the Swap Agreement upon selling the Certificate, which may result in a gain or loss. A termination of the Swap Agreement (including, in certain circumstances, an assignment of the Swap Agreement by the Swap Counterparty) will be treated in the same way. The termination of the Swap Agreement due to a Swap Agreement Termination Event may result in the Trust receiving or paying an Early Termination Payment, other breakage fees, or both. These payments will also be treated as termination payments made by or to the U.S. Certificateholders under the Swap Agreement. Gain or loss upon the termination of the Swap Agreement will generally be treated as capital gain or loss.

            Deduction of Swap Payments to the Counterparty. Any deduction claimed by a Certificateholder for the net amount paid to the Swap Counterparty, may be limited. Specifically, in the case of an individual Certificateholder, the amount of the net payment must be added to the Certificateholder's share of Trust expenses and, therefore, will be subject to the limitations imposed by Sections 67 and 68 of the Code. See the discussion, above, under the caption "Deductibility of Trust's Fees and Expenses." In addition, the net payment is not be deductible for purposes of computing the alternative minimum tax.

            Sale or Exchange of a Certificate. The sale or exchange of a Certificate will be treated as the separate sale of the Underlying Securities and the Swap Agreement. The sale of the Swap Agreement should be treated in the same manner as a termination payment. The sale of the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax Consequences."

            Non-U.S. Certificateholders. In the case of a non-U.S. Certificateholder, the source of any income on the Swap Agreement will ordinarily be the Non-U.S. Certificateholder's residence as determined under
Section 988(a)(3)(B)(i).

New Reporting Regulations

            In January 2006, the IRS and Treasury Department finalized proposed regulations concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." These rules, which apply for taxable years starting on January 1, 2007, may compel or allow a trustee to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities and may have the effect of changing the timing and character of the tax items that a Holder must report.


State And Local Tax Considerations

            Potential Certificateholders are encouraged to consider the state and local tax consequences of the purchase, ownership and disposition of the Certificates. State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential Certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

            The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (iii) any entity whose underlying assets include plan assets of any such plan by reason of a plan's investment in the entity (each, a "Plan"). In accordance with ERISA's fiduciary standards, before investing in a Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan's governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

            ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code (collectively, "Parties in Interest"). The Underlying Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans. There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan's investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan's investment, including, but not limited to: PTCE 84-14 (for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts): PTCE 95-60 (for certain transactions involving insurance company general accounts): and PTCE 96-23 (for certain transactions effected by in-house asset managers). There is no assurance that any of these exemptions would apply with respect to all transactions involving the trust's assets. A Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

            If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. This is called the "look-through rule." Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applied under the Regulation.

            Under the Regulation, "publicly-offered securities" qualify for an exception to the generally applicable "look-through" rule described in the preceding paragraph. A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

            It is anticipated that the Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and although no assurances can be given, it is anticipated that the Certificates will initially be sold to 400 or more beneficial owners independent of the Trust and of each other.

            Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be "Plan Assets," such as an insurance company investing assets of its general account, proposing to acquire the certificates should consult with its counsel.

                             METHOD OF DISTRIBUTION

            Subject to the terms and conditions set forth in the underwriting agreement, dated February 23, 2006, the Depositor has agreed to cause the Trustee, on behalf of the Trust, to sell and the Underwriters named below, for which Wachovia Securities (an affiliate of the Depositor) is acting as representative, have severally agreed to purchase the principal amount of Certificates set forth below opposite their names.

             Wachovia Securities....................  $26,750,000
             RBC Dain Rauscher Inc .................   $6,250,000

             Total..................................  $33,000,000

            The Underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Certificates offered by this Prospectus Supplement if any of such Certificates are purchased. In the event of default by any Underwriter, the underwriting agreement provides that, in certain circumstances the underwriting agreement may be terminated.

            The Depositor has been advised by the Underwriters that they propose to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $0.45. After the initial public offering, the public offering price and the concessions may be changed.

            The Certificates are a new issue of securities with no established trading market. Application has been made to list the Certificates on the NYSE. Trading of the Certificates on the NYSE is expected to commence within a thirty-day period after the initial delivery thereof. The Underwriters have told the Depositor that they presently intend to make a market in the Certificates. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

            The Certificates are expected to trade flat. Trading "flat" means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

            Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

            If the Underwriters create a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market. The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Certificates in the open market to reduce their short position or to stabilize the price of the Certificates, they may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

            In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

            Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

            The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect of such civil liabilities.

            Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this Prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                     RATINGS

            It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated at least as highly as the Underlying Securities by S&P. The Underlying Securities are rated "AA-" by S&P. Any downgrade by S&P would result in a downgrade of its rating of the Certificates.

            The rating addresses the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and is based primarily on the credit quality of the Underlying Securities. The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

            The Depositor has not requested a rating on the Certificates by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by S&P. You should note that as of the date of this Prospectus Supplement, the Underlying Securities are rated "Aa3" by Moody's. The Depositor has not asked Moody's to assign a rating to the Certificates.

                                 LEGAL OPINIONS

            Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Sidley Austin LLP, New York, New York.

                             INDEX OF DEFINED TERMS

Acceleration.....................................S-27
Affected Party...................................S-20
Applicable Amount................................S-35
Bank.............................................S-22
Business Day...............................S-19, S-25
Calculation Rate.................................S-34
Call Report......................................S-23
Call Reports.....................................S-23
Certificateholders...............................S-14
Certificates......................................S-1
Clearing Agency..................................S-24
Closing Date.....................................S-14
Code.............................................S-31
Commission.................................S-15, S-23
Corporation......................................S-22
Defaulting Party.................................S-19
depositor.........................................S-1
Depositor........................................S-14
Distribution Date................................S-25
DOL..............................................S-40
DTC..............................................S-24
Early Termination Date...........................S-21
Early Termination Payment........................S-21
EDGAR............................................S-15
ERISA............................................S-39
Exchange Act.....................................S-15
FDIC.............................................S-23
Final Scheduled Distribution Date.................S-1
Interest Payment.................................S-18
Interest Period...................................S-2
IRA..............................................S-39
Market Quotation.................................S-21
Master Agreement..................................S-5
Moody's..........................................S-13
Non-U.S. Certificateholder.......................S-32
NYSE.............................................S-28
OID..............................................S-33
Parties in Interest..............................S-39
Payment Default..................................S-27
Plan.............................................S-39
Record Date......................................S-25
Regulation.......................................S-40
Regulations......................................S-31
Reset Date.......................................S-18
S&P...............................................S-3
SEC Reporting Failure............................S-27
Securities Act...................................S-16
Service..........................................S-31
Specified Currency...............................S-24
sponsor...........................................S-1
Swap Agreement....................................S-5
Swap Agreement Rate..............................S-18
Swap Agreement Termination Event.................S-19
Swap Counterparty...........................S-5, S-17
Swap Counterparty Default........................S-20
Swap Notional Amount.............................S-20
Synthetic Debt Instrument........................S-32
Telerate Page 56.................................S-19
Telerate Page 57.................................S-19
Termination Amount...............................S-21
three-month Treasury Bill Average................S-18
Trust............................................S-14
Trust Agreement..................................S-14
Trust Regulatory Event...........................S-20
Trust Swap Payment Default.......................S-19
Trust Termination Event..........................S-20
Trustee....................................S-14, S-29
U.S. Certificateholder...........................S-32
Underlying Issuer................................S-15
Underlying Securities......................S-14, S-16
Underlying Securities Payment Date...............S-16
Underlying Securities Prospectus.................S-15
Underlying Securities Registration Statement.....S-16
Underwriters.....................................S-16
Unpaid Amounts...................................S-22
USD-TBILL-H.15 rate..............................S-18
Voting Rights....................................S-30
W-8BEN...........................................S-36
Wachovia Securities..............................S-16
Withholding Agent................................S-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A

                    DESCRIPTION OF THE UNDERLYING SECURITIES

            The "Summary of Terms of the Underlying Securities" and the "Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying Registration Statement referred to below. Prospective investors in the Certificates are urged to obtain and read a copy of the Underlying Securities Prospectus and the Underlying Securities Registration Statement. Neither the Depositor nor any of its affiliates nor the Underwriters make any representation about the completeness or accuracy of information in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.

1.  Summary of Terms of the Underlying Securities

Underlying Issuer:                       The Procter & Gamble Company

Underlying Securities:                   $33,000,000 of 5.80% Notes due 2034.

Amount Originally Issued:                $600,000,000.

Interest Rate:                           5.80% per annum.

Scheduled Payment Dates:                 February 15 and August 15.

Underlying Securities notes trustee:     JPMorgan   Chase   Bank,   N.  A.,  as
                                         successor to Bank One Trust Company.

Denominations:                           $5,000  and   integral   multiples  of
                                         $1,000 in excess thereof.

Form:                                    Book-Entry.

CUSIP:                                   742718DB2.

Underlying Securities Prospectus:        The prospectus  dated May 5, 2004, and
                                         prospectus  supplement dated August 3,
                                         2004, each filed on August 5, 2004.

Underlying Securities Registration
Statement:                               333-113515.

2.  Summary Excerpts From the Underlying Securities Prospectus

            Set forth below are summaries of certain sections of the Underlying Securities Prospectus, which set forth material terms of the Underlying Securities. Prospective Investors in the Certificates are urged to read the full text of the Prospectus and Prospectus Supplement relating to the Underlying Securities. The Underlying Securities were issued pursuant to an indenture dated as of September 28, 1992, as supplemented and amended, between the Underlying Issuer and JPMorgan Chase Bank, N.A., as successor to Bank One Trust

Company, as trustee. We refer below to the Underlying Issuer's entire issuance of 5.80% Notes due 2034, of which the Underlying Securities are a part, as the "notes," we refer to the above indenture as the "indenture," we refer to all debt securities, including but not limited to the notes, that are or may be issued by the Underlying Issuer under the indenture as "debt securities" and we refer to JPMorgan Chase Bank, N.A. in its capacity as trustee under the indenture as the "notes trustee". Interest on the notes is payable semi-annually on February 15 and August 15 of each year and is calculated on a "30/360" basis.

General Terms and Ranking

            The notes will be unsecured senior obligations of the Underlying Issuer. The notes rank equally with all of the Underlying Issuer's other senior unsecured debt. The notes will be effectively subordinated to the Underlying Issuer's secured debt, if any.

            The indenture contains no restrictions on the amount of additional indebtedness that the Underlying Issuer may incur. The notes were initially issued in an aggregate principal amount of $600,000,000. The Underlying Issuer may, without the consent of the existing holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes. Any additional notes having such similar terms, together with the notes, will constitute a single series of notes under the indenture.

            The notes are not subject to any sinking fund provision.

Optional Redemption

            The notes are redeemable, in whole or in part, at any time, and at the option of the Underlying Issuer, at a redemption price equal to the greater of:

   -- 100% of the principal amount of the Underlying Securities to be redeemed, plus accrued interest on the Underlying Securities to be redeemed to the date on which the Underlying Securities are to be redeemed, or

   -- as determined by a reference treasury dealer selected by the Underlying Issuer, the sum of the present values of the remaining scheduled payments of principal and interest on the Underlying Securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the Underlying Securities are to be redeemed, discounted to the date on which the Underlying Securities are to be redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 10 basis points on the Underlying Securities to be redeemed, plus accrued and unpaid interest on the Underlying Securities to be redeemed to the date on which the Underlying Securities are to be redeemed.

            The Underlying Issuer has stated that it will utilize the following procedures to calculate the adjusted treasury rate described in the previous paragraph. The Underlying Issuer will appoint Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (and their successors), with respect to the notes, and other primary U.S. Government securities dealers in New York City as reference dealers, and will appoint one of the reference dealers to be its quotation agent. If any of reference dealers is no longer a primary U.S.

Government securities dealer, the Underlying Issuer will substitute another primary U.S. Government securities dealer in its place as a reference dealer.

            The quotation agent will select a United States Treasury security which has a maturity comparable to the remaining maturity of the notes to be redeemed which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the notes to be redeemed. The reference dealers will provide the Underlying Issuer and the notes trustee with the bid and asked prices for that comparable United States Treasury security as of 5:00 p.m. on the third business day before the redemption date. The Underlying Issuer will calculate the average of the bid and asked prices provided by each reference dealer, eliminate the highest and the lowest reference dealer quotations and then calculate the average of the remaining reference dealer quotations. However, if the Underlying Issuer obtains fewer than three reference dealer quotations, it will calculate the average of all the reference dealer quotations and not eliminate any quotations. The Underlying Issuer calls this average quotation the comparable treasury price. The adjusted treasury rate will be the semi-annual equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the comparable treasury price.

The Indenture

Restrictions on Secured Debt

            If the Underlying Issuer or any Domestic Subsidiary shall incur, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, it will secure, or cause such Domestic Subsidiary to secure, the debt securities then outstanding equally and ratably with (or prior to) such Debt. However, the Underlying Issuer will not be restricted by this covenant if, after giving effect to the particular Debt so secured the total amount of all Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 5% of its and its consolidated subsidiaries' Consolidated Net Tangible Assets.

            In addition, the restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

      1. Mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time the corporation becomes a Domestic Subsidiary;

      2.    Mortgages in favor of the Underlying Issuer or a Domestic
            Subsidiary;

      3. Mortgages in favor of U.S. governmental bodies to secure progress or advance payments;

      4. Mortgages on property, shares of stock or debt existing at the time of their acquisition, including acquisition through merger or consolidation, purchase money Mortgages and construction cost Mortgages; and

      5. any extension, renewal or refunding of any Mortgage referred to in the immediately preceding clauses (1) through (4), inclusive.

            The indenture does not restrict the incurrence of unsecured debt by the Underlying Issuer or its subsidiaries.

Restrictions on Sales and Leasebacks

            Neither the Underlying Issuer nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior to the transaction, unless

      o the Underlying Issuer or the Domestic Subsidiary could incur a lien on the property under the restrictions described above under "Restrictions on Secured Debt" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities then outstanding or

      o the Underlying Issuer, within 120 days, applies to the retirement of its Funded Debt an amount not less than the greater of (1) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (2) the fair value of the Principal Domestic Manufacturing Property so leased, subject to credits for various voluntary retirements of Funded Debt.

            This restriction will not apply to any sale and leaseback transaction between the Underlying Issuer and a Domestic Subsidiary, between Domestic Subsidiaries or involving the taking back of a lease for a period of less than three years.

Definitions Applicable to Covenants

            The term "Attributable Debt" means the total net amount of rent, discounted at 10% per annum compounded annually, required to be paid during the remaining term of any lease.

            The term "Consolidated Net Tangible Assets" means the total amount of assets, less applicable reserves and other properly deductible items, after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as described on the Underlying Issuer's and the Underlying Issuer's consolidated subsidiaries' most recent balance sheet and computed in accordance with generally accepted accounting principles.

            The term "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

            The term "Domestic Subsidiary" means any of the Underlying Issuer's subsidiaries except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing the Underlying Issuer's and the Underlying Issuer's subsidiaries' operations outside the United States.

            The term "Funded Debt" means Debt having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount of Debt.

            The term "Mortgage" means pledges, mortgages and other liens.

            The term "Principal Domestic Manufacturing Property" means any facility (together with the land on which it is erected and fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the United States, owned or leased by the Underlying Issuer or one of its subsidiaries and having a gross book value in excess of 3/4 of 1% of Consolidated Net Tangible Assets. However, the term "Principal Domestic Manufacturing Property" does not include any facility or portion of a facility
(1) which is a pollution control or other facility financed by obligations issued by a state or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (2) which, in the opinion of the Underlying Issuer's board of directors, is not of material importance to the total business conducted by it and its subsidiaries as an entirety.

Events of Default

            Any one of the following are events of default under the indenture with respect to the notes:

      1. the Underlying Issuer's failure to pay principal of the notes when due;

      2. the Underlying Issuer's failure to pay any interest on the notes when due, continued for 30 days;

      3. the Underlying Issuer's failure to perform any other of its covenants in the indenture, other than a covenant included in the indenture solely for the benefit of other series of debt securities, continued for 90 days after written notice as provided in the indenture; and

      4.    certain events involving bankruptcy, insolvency or reorganization.

            If an event of default with respect to the notes shall occur and be continuing, either the notes trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal amount of all the notes to be due and payable immediately. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes may, under some circumstances, rescind and annul the acceleration. For information as to waiver of defaults, see the section below entitled "Modification and Waiver".

            During default, the notes trustee has a duty to act with the required standard of care. Otherwise, the indenture provides that the notes trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the notes trustee reasonable indemnity. If the provisions for indemnification of the notes trustee have been satisfied, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the notes trustee, or exercising any trust or power conferred on the notes trustee, with respect to the notes.

            The Underlying Issuer will furnish to the notes trustee annually a certificate as to its compliance with all conditions and covenants under the indenture.

Defeasance and Discharge

            The Underlying Issuer will be discharged from any and all obligations in respect of the notes if it deposits with the notes trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the dates those payments are due and payable.

            If the Underlying Issuer defeases the notes, the holders of the notes will not be entitled to the benefits of the indenture, except for

      o the rights of holders to receive from the trust funds payment of principal and interest on the notes,

      o the Underlying Issuer's obligation to register the transfer or exchange of the notes,

      o the Underlying Issuer's obligation to replace stolen, lost or mutilated notes,

      o     the Underlying Issuer's obligation to maintain paying agencies,

      o the Underlying Issuer's obligation to hold monies for payment in trust and

      o the rights of holders to benefit, as applicable, from the rights, powers, trusts, duties and immunities of the notes trustee.

            The Underlying Issuer may defease the notes only if, among other things, it has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Covenants and Events of Default

            The Underlying Issuer may omit to comply with the covenants described above under "Restrictions on Secured Debt" and "Restrictions on Sales and Leasebacks", and the failure to comply with these covenants will not be deemed an event of default, if it deposits with the notes trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the dates those payments are due and payable. The Underlying Issuer's obligations under the indenture and the notes will remain in full force and effect, other than with respect to the defeased covenants and related events of default.

            The Underlying Issuer may defease the covenants and the related events of default described above only if, among other things, it has delivered to the notes trustee an opinion of counsel, who may be its employee or counsel, to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of the covenants and events of default, and the holders of the debt securities of the series will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

            If the Underlying Issuer chooses covenant defeasance with respect to the notes as described above and the notes are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (3) under "Events of Default", the amount of money and U.S. government securities on deposit with the notes trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity. The amount on deposit with the notes trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, the Underlying Issuer will remain liable for these payments.

Modification and Waiver

            Procter & Gamble and the notes trustee may make modifications of and amendments to the indenture if the holders of at least 66 2/3% in principal amount of the outstanding debt securities of each series affected by the modification or amendment consent to the modification or amendment.

            However, the consent of the holder of each debt security affected will be required for any modification or amendment that

      o changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

      o reduces the principal amount of, or the premium, if any, or interest, if any, on, any debt security,

      o changes the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security,

      o impairs the right to institute suit for the enforcement of any payment on any debt security, or

      o reduces the percentage in principal amount of debt securities of any series necessary to modify or amend the indenture or to waive compliance with various provisions of the indenture or to waive various defaults.

            Without the consent of any holder of debt securities, the Underlying Issuer and the notes trustee may make modifications or amendments to the indenture in order to

      o evidence the succession of another person to them and the assumption by that person of the covenants in the indenture,

      o     add to the covenants for the benefit of the holders,

      o     add additional events of default,

      o permit or facilitate the issuance of securities in bearer form or uncertificated form,

      o add to, change, or eliminate any provision of the indenture in respect of a series of debt securities to be created in the future,

      o     secure the securities as required by "Restrictions on Secured Debt,"

      o     establish the form or terms of securities of any series,

      o     evidence the appointment of a successor notes trustee, or

      o cure any ambiguity, correct or supplement any provision which may be inconsistent with another provision, or make any other provision, provided that any action may not adversely affect the interests of holders of debt securities in any material respect.

            The holders of at least 66 2/3% in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by the Underlying Issuer with various restrictive provisions of the indenture.

            The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default with respect to that series, except

      o a default in the payment of the principal of or premium, if any, or interest on any debt security of that series, or

      o a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series that would be affected.

Consolidation, Merger and Sale of Assets

            If the conditions below are met, the Underlying Issuer may, without the consent of any holders of outstanding debt securities:

      o     consolidate or merge with or into another entity, or

      o     transfer or lease its assets as an entirety to another entity.

            The Underlying Issuer has agreed that it will engage in a consolidation, merger or transfer or lease of assets as an entirety only if

      o the entity formed by the consolidation or into which it is merged or which acquires or leases its assets is a corporation, partnership or trust organized and existing under the laws of any United States jurisdiction and assumes its obligations on the debt securities and under the indenture,

      o after giving effect to the transaction no event of default would have happened and be continuing, and

      o     various other conditions are met.